Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 25, 1999 relating to the financial statements and financial statement schedule, which appear in Warner-Lambert Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1998.


/s/PricewaterhouseCoopers LLP
________________________________
PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 17, 1999